Exhibit 99.1

UNITED STATES DISTRICT COURT MIDDLE DISTRICT OF TENNESSEE NASHVILLE DIVISION
IN RE TIVITY HEALTH, INC. STOCKHOLDER DERIVATIVE LITIGATION	Case No. 3:18-cv-00087 (Consolidated with No. 3:18-cv-00797) STIPULATION OF SETTLEMENT Chief Judge Crenshaw
This Document Relates To: All Actions

This Stipulation of Settlement, dated October 9, 2020 (the "Stipulation"), is made and entered into by and among the following Settling Parties, by and through their respective counsel of record: (i) plaintiff Andrew H. Allen ("Plaintiff"), individually and derivatively on behalf of nominal defendant Tivity Health, Inc. ("Tivity" or the "Company"); (ii) Donato Tramuto ("Tramuto"), Adam Holland ("Holland"), Glenn Hargreaves ("Hargreaves"), Kevin G. Wills, Bradley S. Karro, Paul H. Keckley, Conan J. Laughlin ("Laughlin"), Robert Greczyn, Lee A. Shapiro, Archelle Georgiou, Peter Hudson, and Mary Jane England (collectively, the "Individual Defendants"); and (iii) nominal defendant Tivity (Tivity and the Individual Defendants shall collectively be referred to as "Defendants"). This Stipulation is intended by the Settling Parties1 to fully, finally, and forever resolve, discharge, and settle the Released Claims, subject to the terms and conditions set forth herein.

1 All capitalized terms not otherwise defined are defined in section V.1.

I.	FACTUAL AND PROCEDURAL BACKGROUND

Plaintiff is a current stockholder of Tivity, who filed a derivative action alleging that the Individual Defendants violated federal securities laws and breached their fiduciary duties by knowingly causing or allowing the Company to make false and misleading statements.2

Through its three programs, Tivity is focused on advancing long-lasting health and vitality, especially in aging populations. Tivity's primary program is SilverSneakers® senior fitness ("SilverSneakers"). UnitedHealthcare, Inc. ("UHC") was one of Tivity's largest customers. Plaintiff alleges that on November 6, 2017, UHC issued a series of press releases which disclosed that UHC had expanded its own Optum Fitness program into 11 states. Plaintiff alleges that UHC's Optum Fitness was in direct competition with Tivity's SilverSneakers program, and that the Individual Defendants had nevertheless caused or allowed Tivity to make false and misleading public statements that, among other things, failed to disclose the increased competition posed to Tivity's top revenue producing service, SilverSneakers, from its client, UHC. Doc. No. 35 at ¶7. Plaintiff further alleges that prior to UHC's announcement, defendants Hargreaves and Laughlin sold certain of their Company stock holdings while in possession of allegedly material, adverse, and nonpublic information. Id. at ¶8. Defendants deny all of Plaintiff's allegations and any alleged wrongdoing.

A.	Proceedings in the Related Federal Securities Action

On November 20, 2017, alleged stockholders filed a putative securities class action against Tivity and defendants Tramuto, Hargreaves, and Holland, which action is styled Weiner v. Tivity

2 On September 14, 2020, an unopposed request to withdraw as a plaintiff was filed by Charles Denham ("Denham"), one of the two named plaintiffs in this consolidated derivative action. See Doc. No. 71.

Health, Inc., No. 3:17-cv-01469 (M.D. Tenn.) (the "Securities Action"). On March 18, 2019, this Court denied the defendants' motion to dismiss the Securities Action, and thereafter denied the defendants' motion for reconsideration. On January 29, 2020, the Court granted the plaintiffs' motion to certify the class. On July 23, 2020, the United States Court of Appeals for the Sixth Circuit (the "Sixth Circuit") denied the defendants' petition for permission to appeal the Court's class certification decision.

Motions for summary judgment in the Securities Action are due December 11, 2020, with trial scheduled for May 18, 2021.

B.	Proceedings in this Derivative Action

Denham filed his stockholder derivative complaint in this Court on January 26, 2018. Denham's case was stayed on February 22, 2018, pending the outcome of the motion to dismiss in the Securities Action.

Prior to filing the complaint in his action, by letter dated April 24, 2018, Plaintiff made a demand on the Company pursuant to 8 Del. C. §220 to inspect certain of the Company’s books and records (the "Demand"). Pursuant to that Demand, the Company produced twenty-two documents (comprising 186 pages), which consisted of, among other things, meeting minutes of the Board of Directors ("Board") and Strategic Review Committee; presentations to the Board, the Strategic Review Committee, and the Audit Committee; and Business Updates to the Board. On August 24, 2018, after reviewing these books and records, Plaintiff filed his stockholder derivative complaint in this Court. The Court consolidated Plaintiff's action with Denham's action on October 15, 2018, under Master Docket No. 3:18-cv-00087.

Following the Court's order denying the motion to dismiss the Securities Action, the stay in this Action was lifted. On May 15, 2019, Plaintiff filed a consolidated amended stockholder derivative complaint.

On June 14, 2019, Defendants moved to dismiss the complaint. The Court granted the Defendants' motion to dismiss on October 21, 2019, finding that Plaintiff failed to allege particularized facts creating a reason to doubt that a majority of Tivity's Board would have been independent and disinterested when considering a demand to pursue litigation. The Court’s dismissal was with prejudice. Plaintiff filed an appeal with the Sixth Circuit on November 21, 2019.

C.	Settlement Efforts

On May 21, 2019, shortly after Plaintiff filed a consolidated amended complaint, Plaintiff sent Defendants a settlement demand. On December 17, 2019, the Parties attended a mandatory mediation teleconference with the Sixth Circuit Mediator, Rod M. McFaull. At the conclusion of the mediation teleconference, Defendants agreed to respond to Plaintiff’s settlement demand from May 2019. Between January 6, 2020, and April 10, 2020, the parties engaged in numerous written and telephonic arms'-length discussions regarding the corporate governance reforms that Tivity would agree to implement as part of the Settlement. After agreeing on the corporate governance reforms, which are attached hereto as Exhibits 1-2 (the "Reforms"), the parties executed a Memorandum of Understanding ("MOU") on April 10, 2020.

Only after executing the MOU, which set forth the substantive terms of the Settlement, did the parties begin discussing the amount of attorneys' fee and expenses to be paid to Plaintiff's Counsel in recognition of the benefits conferred. On August 3, 2020, the parties attended mediation before Michelle Yoshida to negotiate an agreed-to amount of attorneys' fees and expenses to be paid to Plaintiff’s Counsel, but the parties reached an impasse.

II.	PLAINTIFF'S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes that the Action has substantial merit, and Plaintiff's entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff's Counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against the Individual Defendants through the current appeal, further dispositive motions, trial and potential additional appeals. Plaintiff's Counsel also have taken into account the uncertain outcome and risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff's Counsel are also mindful of the inherent problems of establishing standing in derivative litigation, and the possible defenses to the claims alleged in the Action.

Plaintiff's Counsel believe they have conducted extensive investigation and analysis, including, inter alia: (i) reviewing and analyzing the Board-level documents produced in response to the Section 220 Inspection Demand; (ii) reviewing Tivity's press releases, public statements,

U.S. Securities and Exchange Commission ("SEC") filings, and securities analysts' reports and advisories about the Company; (iii) reviewing related media reports about the Company; (iv) researching applicable law with respect to the claims alleged in the Action and potential defenses thereto; (v) preparing and filing derivative complaints; (vi) conducting damages analyses; (vii) evaluating the merits of, and the defendants' potential liability in connection with the Securities Action; and (vii) negotiating this Settlement with Defendants, including analyzing the Company's current internal controls, researching corporate governance best practices, and negotiating the Reforms.

Based on Plaintiff's Counsel's asserted thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiff's Counsel believes that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Tivity. Based upon Plaintiff's Counsel's evaluation, Plaintiff has determined that the Settlement is in the best interests of Tivity and has agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS' DENIALS OF WRONGDOING AND LIABILITY

The Court entered an Order determining that the complaint failed to allege an actionable claim against the Individual Defendants. Defendants have also denied and continue to deny each and all of the claims and contentions alleged by Plaintiff in the Action. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged in the Action.

Nonetheless, Defendants have concluded that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Defendants have, therefore, determined that it is in the best interests of Tivity for the Action to be settled in the manner and upon the terms and conditions set forth in this Stipulation.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against the Individual Defendants of any fault, wrongdoing, or concession of liability whatsoever.

IV.	INDEPENDENT DIRECTOR APPROVAL

The Board, including each of its independent, non-Individual Defendant directors, acting by unanimous resolution, have determined that the Settlement confers substantial benefits on Tivity and its stockholders, and is, in all respects, fair, reasonable, and in the best interests of the Company and its stockholders.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the undersigned counsel for the Settling Parties herein, in consideration of the benefits flowing to the parties from the Settlement, and subject to the approval of the Court, that the claims asserted in the Action and the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as set forth below.

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1	"Action" means the consolidated derivative action styled as In Re Tivity Health, Inc. Stockholder Derivative Litigation, Case No. 3:18-cv-00087.
1.2	"Court" means United States District Court for the Middle District of Tennessee, Nashville Division.
1.3	"Current Tivity Stockholders" means any Person who owned Tivity common stock as of the date of the execution of this Stipulation and continues to hold their Tivity common stock as of the date of Settlement Hearing, excluding the Individual Defendants, the officers and directors of Tivity, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have or had a controlling interest.

1.4	"Defendants" means, collectively, nominal defendant Tivity and the Individual Defendants.
1.5	"Defendants' Counsel" means King & Spalding LLP and Bass, Berry & Sims PLC.

1.6	"Effective Date" means the date by which the events and conditions specified in paragraph 6.1 of this Stipulation have been met and have occurred.
1.7	"Final" means the date upon which the last of the following shall occur with respect to the Judgment approving this Stipulation, substantially in the form of Exhibit 6 attached hereto:

(1)the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal's decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an "appeal" shall not include any appeal that concerns only the issue of attorneys' fees and expenses or the payment of a service award. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys' fees, costs, or expenses, shall not in any way delay or preclude the Judgment from becoming Final.

1.8

"Individual Defendants" means Donato J. Tramuto, Adam Holland, Glenn Hargreaves, Kevin Wills, Bradley Karro, Paul Keckley, Robert Greczyn, Lee Shapiro, Archelle Georgiou, Peter Hudson, Mary Jane England, and Conan J. Laughlin.

1.9	"Judgment" means the Order and Final Judgment to be rendered by the Court, substantially in the form attached hereto as Exhibit 6.
1.10	"Notice" means the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, Settlement Hearing, and Right to Appear, substantially in the form attached hereto as Exhibit 4.
1.11

"Person" means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.12	"Plaintiff" means Andrew Allen.

1.13	"Plaintiff's Counsel" means Robbins LLP and Scott+Scott Attorneys at Law LLP.

1.14	"Tivity" or the "Company" means nominal defendant Tivity, a Delaware corporation, and its affiliates, subsidiaries, predecessors, successors, and assigns.
1.15

"Related Persons" means: (i) with regard to each Individual Defendant, the Individual Defendants' spouses, marital communities, immediate family members, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns or other individual or entity in which any Individual Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co- insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns; and (ii) with regard to Tivity, all past or present agents, officers, directors, attorneys, accountants, auditors, advisors, insurers, co-insurers, reinsurers, partners, controlling shareholders, joint venturers, related or affiliated entities, advisors, employees, affiliates, predecessors, successors, parents, subsidiaries, insurers, and assigns for Tivity.

1.16	"Released Claims" means all Released Plaintiff's Claims and all Released Defendants' Claims.
1.17

"Released Plaintiff's Claims" means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 1.26 below), existing directly or derivatively on behalf of Tivity, by Plaintiff or any other stockholder of Tivity that arise out of or relate to: (i) the allegations asserted in the Action; or (ii) the Settlement, except for any claims to enforce the Settlement. Excluded from the term "Released Claims" are all claims alleged in the Securities Action.

1.18

"Released Defendants' Claims" means any and all actions, suits, claims, debts, rights, liabilities, and causes of action of every nature, including both known and Unknown Claims (as defined in paragraph 1.26 below), against Plaintiff or his beneficiaries, Plaintiff's Counsel, or Tivity that arise out of or relate in any way to the institution, prosecution, or settlement of the Action (except for claims to enforce the terms of the Settlement).

1.19	"Released Persons" means collectively, Tivity, the Individual Defendants, and their Related Persons. "Released Person" means, individually, any of the Released Persons.
1.20	"Releasing Parties" means Plaintiff, all other Current Tivity Stockholders, Plaintiff’s Counsel, and Tivity. "Releasing Party" means, individually, any of the Releasing Parties.
1.21	"Securities Action" means the securities class action, titled Weiner v. Tivity Health, Inc., No. 3:17-cv-01469 (M.D. Tenn.).

1.22	"Settlement" means the settlement and compromise of the Action as provided for herein.

1.23	"Settlement Hearing" means the hearing or hearings at which the Court will review the adequacy, fairness, and reasonableness of the Settlement.
1.24	"Settling Parties" means, collectively, Plaintiff and Defendants. "Settling Party" means, individually, any of the Settling Parties.
1.25	"Summary Notice" means the Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, substantially in the form attached hereto as Exhibit 5.
1.26

"Unknown Claims" means any Released Claims which any Plaintiff, Tivity, Tivity stockholder, Defendant, or Released Person does not know or suspect to exist in his, her or its favor, or in favor of Tivity derivatively, at the time of the release of such claims. With respect to any and all Released Claims, the Settling Parties agree that, upon the Effective Date, the Settling Parties expressly waive, and Tivity's stockholders and the Released Persons shall be deemed to have waived, and by operation of the Judgment, shall have expressly waived, any and all provisions rights and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Settling Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the

Released Claims, but it is the intention of the Settling Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Settling Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part.

2.	Terms of the Settlement

2.1As a result of the filing, prosecution, and settlement of the Action, Tivity shall, within ninety (90) days after final approval of the Settlement, adopt resolutions and amend appropriate committee charters to ensure adherence to the Reforms for a period of no less than three (3) years from the date that the Court enters final approval of the Settlement. Tivity acknowledges and agrees that the Reforms confer a substantial benefit upon Tivity and its stockholders. Tivity also acknowledges that the prosecution and settlement of the Action was the sole factor in Tivity's decision to implement the Reforms.

3.	Approval and Notice

3.1

Promptly after execution of this Stipulation, the Settling Parties shall submit this Stipulation together with its exhibits to the Court and shall apply for entry of an order (the "Preliminary Approval Order"), substantially in the form of Exhibit 3 attached hereto, requesting:

(i)preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to Current Tivity Stockholders; and (iii) a date for the Settlement Hearing.

3.2

Notice to Current Tivity Stockholders shall consist of a Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, Settlement Hearing, and Right to Appear ("Notice"), which includes the general terms of the Settlement set forth in this Stipulation and the date of the Settlement Hearing, substantially in the form attached hereto as Exhibit 4, as well as a Summary Notice of Pendency and Proposed Settlement of Stockholder Derivative Action, Settlement Hearing, and Right to Appear ("Summary Notice"), substantially in the form attached hereto as Exhibit 5.

3.3

Tivity shall undertake the administrative responsibility for giving notice to Current Tivity Stockholders and shall be solely responsible for paying the costs and expenses related to providing such notice to its shareholders. Within fifteen (15) business days after the entry of the Preliminary Approval Order, Tivity shall cause the Stipulation and Notice to be filed with the SEC along with an SEC Form 8-K or other appropriate filing, and Tivity shall publish the Summary Notice one time in Investors' Business Daily. The Form 8-K with attachments shall be posted on Tivity’s website until the Judgment becomes final. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Tivity. The Settling Parties believe the content and manner of the notice, as set forth in this paragraph, constitutes adequate and reasonable notice to Current Tivity Stockholders pursuant to applicable law and due process. Prior to the Settlement Hearing, Defendants' Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Notice and Summary Notice.

3.4	Pending the Court's determination as to final approval of the Settlement, Plaintiff and Current Tivity Stockholders are barred and enjoined from commencing, prosecuting,

instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.

4.	Attorneys' Fees and Reimbursement of Expenses

4.1The Parties agree that Plaintiff may make a motion to the Court seeking an award of attorneys' fees and expenses for the substantial benefit conferred upon Tivity in connection with the prosecution and settlement of the Action. Tivity and the Individual Defendants reserve the right to oppose any such motion.

4.2The award of attorneys’ fees and expenses approved by the Court ("the Fee and Expense Amount") shall be funded to Plaintiff's Counsel within thirty (30) days of the later of entry of an order determining the Fee and Expense Amount or provision by Plaintiff's Counsel of all required funding information and tax identification numbers, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the settlement or any part thereof. The Fee and Expense Amount shall be wired or paid by check to Robbins LLP and Scott+Scott, in amounts designated by them in writing. If the Effective Date set forth in paragraph 6.1 occurs before the Fee and Expense Amount is paid, Plaintiff’s Counsel shall still be permitted to pursue collection of the Fee and Expense Amount despite the releases given herein.

4.3Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees awarded among Plaintiff's Counsel and/or to any other person who may assert some claim thereto, except as otherwise agreed to in writing. Any dispute regarding any allocation of fees or expenses among Plaintiff's Counsel shall have no effect on the Settlement.

4.4Plaintiff's Counsel may apply to the Court for a service award of $2,500 for Plaintiff in recognition of Plaintiff's participation and effort in the prosecution and Settlement of the Action,

including the substantial benefit they helped achieve on behalf of Tivity. Any service awards approved by the Court are to be paid out of Plaintiff's Counsel's Fee and Expense Amount. The failure of the Court to approve any requested service award, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Neither Tivity nor any of the Individual Defendants shall be liable for any portion of any service award.

4.5In the event that the Judgment fails to become Final as defined in paragraph 1.7 herein, then it shall be the obligation of Plaintiff's Counsel to make appropriate refunds or repayments to the Defendants' insurers of any attorneys' fees and expenses previously paid within thirty (30) days from receiving notice from Defendants' Counsel or from a court of appropriate jurisdiction.

5.	Releases

5.1	Plaintiff's Release. Pursuant to the Judgment, without further action by anyone,

upon the Effective Date of the Settlement, Plaintiff (individually and derivatively on behalf of Tivity), Tivity (on behalf of itself and each of its Related Persons), and each of Tivity's stockholders, and their Related Persons, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and every Released Plaintiff’s Claim against the Released Persons, and shall forever be permanently barred and enjoined from the institution, maintenance, prosecution, or enforcement of any or all of the Released Plaintiff's Claims against any of the Released Persons. This release is a material term to this Stipulation, and if the Court modifies the release in a material way that allows derivative claims on behalf of Tivity that arise out of or relate to the allegations asserted in the Action to proceed, then the Settlement shall be terminable by Tivity in its sole discretion.

5.2	Defendants' Release. Pursuant to the Judgment, without further action by anyone,

upon the Effective Date of the Settlement, the Released Persons shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and every Released Defendants' Claim against Plaintiff, Plaintiff's Counsel, and Tivity, and shall forever be permanently barred and enjoined from the institution, maintenance, prosecution, or enforcement of any or all of the Released Defendants' Claims against any of the Plaintiff, Plaintiff's Counsel, or Tivity.

5.3	Notwithstanding Paragraphs 5.1 and 5.2 above, nothing in the Judgment shall bar any action by any of the Settling Parties to enforce or effectuate the terms of this Stipulation or the Judgment.
6.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

6.1	The Effective Date of this Stipulation shall be conditioned on the occurrence of all of the following events:

a.Board approval of the Settlement, which Tivity's Counsel represents has already been accomplished;

b.Court approval of the Settlement and approval of the content and method of providing Notice of the proposed Settlement to Current Tivity Stockholders, and the subsequent dissemination of the Notice to Current Tivity Stockholders;

c.Court entry of the Judgment, in all material respects in the form set forth as Exhibit 6 annexed hereto, approving the Settlement and dismissing the Action with prejudice, without awarding costs to any party, except as provided herein; and

d.	the passing of the date upon which the Judgment becomes Final.

6.2

If any of the conditions specified above in paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated subject to paragraph 6.3, unless counsel for the Settling Parties mutually agree in writing to proceed with this Stipulation.

6.3

If for any reason the Effective Date of this Stipulation does not occur, or if this Stipulation is in any way cancelled, terminated or fails to become Final in accordance with its terms: (a) all Settling Parties and Released Persons shall be restored to their respective positions in the Action as of October 9, 2020; (b) all releases delivered in connection with this Stipulation shall be null and void, except as otherwise provided for in this Stipulation; (c) the Fee and Expense Amount paid to Plaintiff's Counsel shall be refunded and returned within thirty (30) calendar days; and (d) all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Action or in any other action or proceeding. In such event, the terms and provisions of this Stipulation shall have no further force and effect with respect to the Settling Parties and shall not be used in the Action or in any other proceeding for any purpose.

7.	Bankruptcy

7.1

In the event that any proceedings by or on behalf of Tivity, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code ("Bankruptcy Proceedings"), Plaintiff may seek orders, consents, releases, and approvals for the effectuation of the Stipulation and Court approval of the Settlement in a timely and expeditious manner, and he may seek orders from the court presiding over any Bankruptcy Proceeding in support of the Settlement and payment of the Fee and Expense Amount or any incentive award for the Plaintiff.

8.	Miscellaneous Provisions

8.1

The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to act in good faith and cooperate to take all reasonable and necessary steps to expeditiously implement the terms and conditions of this Stipulation.

8.2

In the event that any part of the Settlement is found to be unlawful, void, unconscionable, or against public policy by a court of competent jurisdiction, the remaining terms and conditions of the Settlement shall remain intact.

8.3

The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Action. The Settlement comprises claims that are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties and their respective counsel agree that at all times during the course of the litigation, each has complied with the requirements of the applicable laws and rules of the Court, including, without limitation, Rule 11 of the Federal Rules of Civil Procedure, and all other similar laws and/or rules governing professional conduct.

8.4

Each of the Defendants expressly denies and continues to deny all allegations of wrongdoing or liability arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Action. The existence of the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Action, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Action or with respect to any of the claims settled in the Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.

8.5	This Stipulation may be modified or amended only by a writing signed by the signatories hereto.
8.6	This Stipulation shall be deemed drafted equally by all Settling Parties.

8.7

No representations, warranties, or inducements have been made to any of the Settling Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

8.8	Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.
8.9	The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.
8.10

This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties with respect to the subject matter hereof and supersede all prior and contemporaneous oral and written agreements and discussions.

8.11	In the event that there exists a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.
8.12	This Stipulation may be executed in one or more counterparts, including by signature transmitted by facsimile or e-mailed PDF files. Each counterpart, when so executed,

shall be deemed to be an original and all such counterparts together shall constitute the same instrument.

8.13If there is any dispute arising out of or relating to the Settlement, the Settling Parties will first seek to reach a resolution through mediation with Michelle Yoshida, Esq. If unsuccessful, then the Settling Parties shall have the option to submit the dispute to Ms.  Yoshida for final, binding, non-appealable resolution. If any Settling Party chooses, then the dispute shall be submitted to the Court for resolution.

8.14The Court shall retain jurisdiction to implement and enforce the terms of the Stipulation and the Court's Judgment and to consider any matters or disputes arising out  of  or relating to the Settlement, and the Settling Parties submit to the jurisdiction of the  Court  for purposes of implementing and enforcing the Settlement embodied in the Stipulation and Judgment, and for matters or disputes arising out of or relating to the Settlement.

IN WITNESS WHEREOF, the Settling Parties have caused this Stipulation to be executed by their duly authorized attorney

12434 Cedar Road, Suite 12 Cleveland Heights, OH 44106 Telephone: (216) 229-6088

SCOTT JACOBSEN (New York Bar # 5344452)*

The Helmsley Building

230 Park Avenue, 17th Floor New York, NY 10169 Telephone: (212) 223-6444

SCOTT+SCOTT ATTORNEYS AT LAW LLP

Co-Lead Counsel for Plaintiff

*Admitted pro hac vice

JESSICA CORLEY BRANDON KEEL

1180 Peachtree Street, NE, Suite 1600

Atlanta, GA 30309

Tel: (404) 572-4600

jpcorley@kslaw.com bkeel@kslaw.com

LISA BUGNI

101 Second Street, Suite 1000 San Francisco, CA 94105

Tel: (415) 318-1234

lbugni@kslaw.com

KING & SPALDING LLP

Wallace W. Dietz (BPR #009949) Joseph B. Crace, Jr. (BPR # 027753) BASS, BERRY & SIMS PLC

150 Third Avenue, South, Suite 2800

Nashville, TN 37201

Tel: (615) 742-6200

wdietz@bassberry.com jcrace@bassberry.com

Attorneys for Defendants

CERTIFICATE OF SERVICE

I hereby certify that on October 9, 2020, I authorized the electronic filing of the foregoing with the Clerk of the Court using the CM/ECF system which will send notification of such filing to the e-mail addresses denoted on the attached Electronic Mail Notice List, and I hereby certify that I caused such filing to be sent by electronic mail to the non-CM/ECF participants indicated on the attached Manual Notice List (to sjacobsen@scott-scott.com).

I certify under penalty of perjury under the laws of the United States of America that the foregoing is true and correct. Executed on October 9, 2020.

s/ Kevin A. Seely
Kevin A. Seely
ROBBINS LLP 5040 Shoreham Place San Diego, CA 92122 Telephone: (619) 525-3990 Facsimile: (619) 525-3991 E-mail: kseely@robbinsllp.com

Mailing Information for a Case 3:18-cv-00087 Denham v. Tramuto et al

Electronic Mail Notice List

The following are those who are currently on the list to receive e-mail notices for this case.

Lisa R. Bugni

lbugni@kslaw.com

Jessica Perry Corley

jpcorley@kslaw.com

Wade B. Cowan

wcowan@dhhrplc.com

Joseph B. Crace , Jr

jcrace@bassberry.com,llewis@bassberry.com

Wallace Wordsworth Dietz

wdietz@bassberry.com,lbilbrey@bassberry.com

Sara R. Ellis

sellis@millerlegalpartners.com

Geoffrey M. Johnson

gjohnson@scott-scott.com

Brandon R. Keel

bkeel@kslaw.com

Steven M. McKany

smckany@robbinsllp.com,notice@robbinsllp.com

J. Ross Pepper , Jr

rpepper@pepperlawplc.com,mpulle@pepperlawplc.com,lford@pepperlawplc.com,cjoyce@pepperlawplc.com,balexander@pepperlawplc.com

Ashley R. Rifkin

arifkin@robbinsllp.com,notice@robbinsllp.com,rsalazar@robbinsllp.com

Brian J. Robbins

notice@robbinsllp.com

Kevin A. Seely

kseely@robbinsllp.com,notice@robbinsllp.com

Manual Notice List

The following is the list of attorneys who are not on the list to receive e-mail notices for this case (who therefore require manual noticing). You may wish to use your mouse to select and copy this list into your word processing program in order to create notices or labels for these recipients.

ScottJacobsen

Scott + Scott, LLP (NY Office)

230 Park Avenue 17th Floor

New York, NY 10169

EXHIBIT 1

EXHIBIT "A" CORPORATE GOVERNANCE REFORMS

Within ninety (90) days after final approval of the Settlement, the Board shall adopt resolutions and amend its Corporate Governance Guidelines and appropriate committee charters and/or policies, as applicable, to ensure adherence to the following Reforms, to be maintained for a period of no less than three (3) years.

The Company may amend or eliminate any one or more of the Corporate Governance Reforms described herein if the Company or the Board determines in a good faith exercise of its business judgment that a policy, procedure, control, or agreement term is no longer necessary or advisable or conflicts with any provision of any applicable law, including without limitation, the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated thereunder. If a Reform is eliminated or modified, the Board shall, within twenty (20) business days adopt a replacement provision that accomplishes substantially the same objective; provided, however, that no such replacement provision need be adopted if, in the reasonable good faith business judgement of a majority of the Board's independent directors, it is not possible to do so in a manner consistent with the law. In the event that there is a change in control, such that Tivity ceases to be a publicly traded company, then this Settlement will not preclude Tivity (and/or any acquirer) from taking any actions necessary and/or advisable, including amending or eliminating any of the Reforms.

A.	Board of Directors
1.	Non-Executive Chairman or Lead Independent Director
(a)	In the event the Chairman is not Independent, the Board shall appoint a Lead Independent Director;

(b)	The Non-Executive Chairman or Lead Independent Director of the Board shall be responsible for:

1.coordinating the activities of the Independent Directors;

11.	ensuring that the Independent Directors meet in executive session without management at least quarterly, and leading such executive sessions;

111.

determining an appropriate schedule of Tivity's Board meetings, seeking to ensure that the Independent directors can perform their duties responsibly while not unduly interfering with the flow of Tivity's operations;

1v.approving the agenda for the Board meetings;

v.	providing oversight for the retention of consultants who report directly to the Board;

VI.	coordinating and developing the agenda for, and moderating executive sessions of, Tivity's Independent Directors; and

VII.	acting as the principal liaison between the Independent Directors and the CEO on sensitive issues.

2.	Board Diversity

The Company and the Board's Nominating and Corporate Governance Committee shall consider underrepresented populations when seeking candidates for nomination to the Board. Thus, in the event there is a vacancy on the Board in the future, each pool of candidates considered for nomination to the Board shall include at least one woman and one member of an underrepresented group, thereby ensuring that members of the populations underrepresented on the Board are considered for nomination to the Board with appropriate consistency. This provision shall not apply when the Company has agreed to include one or more directors in connection with a settlement agreement with an activist shareholder or in the event of the election of a director as part of a slate proposed by an activist shareholder.

3.	Enhanced Board Independence

The Company shall revise its Corporate Governance Guidelines to state that, in addition to the independence requirements under Rule 5605(a)(2) of the rules of Nasdaq Stock Market, a director will be deemed "Independent" only if he or she has not been employed by the Company or by any of its direct or indirect subsidiaries, in any capacity other than an interim capacity, within the last five calendar years.

B.	Committee Matters

1.	Disclosure Committee

(a)	the Disclosure Committee, through a designated representative, shall provide reports to the Board and/or Audit Committee at least quarterly;

(b)

the Disclosure Committee's reports to the Board and/or Audit Committee shall, at minimum, discuss the integrity and effectiveness of the Company's Disclosure Controls, disclosure issues of particular importance, and any corrective disclosures recommended by the Disclosure Committee; and

(c)	the Company shall make its Disclosure Committee Guidelines available on the Company's website.

2.	Enterprise Risk Management Committee

(a)	the Enterprise Risk Management Committee, through a designated representative, shall provide reports to the Board and/or Audit Committee at least quarterly; and

(b)

the Enterprise Risk Management Committee's reports to the Board and/or Audit Committee shall, at minimum, include the integrity and effectiveness of the Company's risk controls, and any material risks relating to Tivity's compliance, including recommendations regarding proposals for mitigating these risks, as well as relevant considerations relating to Tivity's public disclosures of these risks.

3.	Audit Committee

The Audit Committee Charter shall be revised and amended as follows:

(a)	No member of the Audit Committee shall serve on the audit committee of more than two (2) other public company's board of directors (other than affiliates of such other public companies);

(b)	The election of the Audit Committee Chairman shall be made by sitting members of the Audit Committee each year;

(c)

The Audit Committee shall review with a designated representative of management, at least once per quarter, the Company's disclosure function and specific disclosure issues of particular importance; and

(d)

The Audit Committee shall review with a designated representative of the Enterprise Risk Management Committee, at least once per quarter, the integrity and effectiveness of the Company's risk controls and any material risks relating to Tivity's compliance.

C.	Insider Trading Policy
1.	The Company shall adopt the stand-alone Insider Trading Policy attached to the Memorandum of Understanding as Exhibit "B."
2.	The Chief Legal Officer of the Company shall oversee compliance with the Policy and shall:

(a)	identify and record the status of all directors, officers, and/or other high ranking employees to whom heightened duties under the Insider Trading Policy may apply;
(b)	obtain annual written certifications from officers subject to Section 16 reporting indicating that these individuals have read and understand the terms of the Insider Trading Policy;

(c)	conduct an annual review to ensure that the Insider Trading Policy is amended as necessary to remain up-to-date with insider trading laws and regulations;

(d)	determine any blackout periods under the Insider Trading Policy; and

(e)	approve in advance any 10b5-l plan proposed to be entered into by a director or officer subject to Section 16 reporting.

3.	The Company shall make the Insider Trading Policy available on the Company's website.
D.	Compensation Recoupment Policy

The Company shall make its Compensation Recoupment Policy available on the Company's website.

E.	Succession Planning for CEO

The Board (acting through its committees as appropriate), together with the CEO, should have collective responsibility for developing and overseeing an ongoing CEO succession plan and process, which should be a topic of regular discussion and should include:

1.	identification of the requisite leadership skills and character traits expected of a successor CEO;

2.	identification of potential internal candidates and a process for developing those candidates; and

3.	a process for identifying external candidates.

EXHIBIT 2

EXHIBIT "B"

TIVITY HEALTH, INC. INSIDER TRADING POLICY

Purpose

The Board of Directors of Tivity Health, Inc. ("Company") has adopted this Insider Trading Policy ("Policy") to provide guidance to the Company's directors, officers, and employees about trading in the Company's securities and the securities of any publicly traded companies with whom the Company has a business relationship.

This Policy is designed to (i) promote compliance with applicable securities laws in order to preserve the Company's reputation for integrity and ethical conduct, (ii) provide guidelines for transactions in the securities of the Company, and (iii) provide guidelines for the handling of confidential information about the Company and any companies with which the Company does business.

The Company will deliver this Policy to all of its directors, officers, and employees and to all new directors, officers, and employees, at the start of their employment or other relationship with the Company. Directors, officers, and employees may be required to certify compliance with this Policy on an annual basis.

The Company's Chief Legal Officer will at least once annually report to the Board of Directors his or her monitoring of this Policy.

It is your obligation to understand and comply with this Policy. Should you have any questions regarding this Policy, please contact the Company's Legal Department and/or Chief Legal Officer at legal@tivityhealth.com.

General Rules

No Trading While in Possession of Material Non-Public Information

You may not buy, sell, transfer, pledge, gift, contribute or otherwise trade in the securities of the Company, directly or through family members or other persons or entities, at any time you are aware of"material non-public information" (defined below) relating to the Company.

Similarly, when you obtain material non-public information with respect to another company in the course of your employment with the Company, you may not trade in the securities of that other company, directly or through family members or other persons or entities, at any time you are aware of material non-public information about that company.

No Tipping

You may not share or "tip" any material non-public information with others who do not need to know the information as part of their work or service for the Company or recommend to anyone the purchase or sale of any securities when you are aware of such information. Anyone who tips material non-public information to others may be subject to the consequences noted below, even if the party sharing information does not derive any benefit from the other person's trades. The Securities and Exchange Commission (the "SEC") has imposed large financial penalties on tippers even though they did not profit from the trading by their "tippees."

Materiality and Public Availability of Information

Note that inside information has two important elements- (i) materiality and (ii) public availability. These are discussed in greater detail below.

Pre-Clearance Procedures

To help prevent inadvertent violations of the insider-trading laws, to avoid the appearance of trading on the basis of inside information, and to facilitate the compliance by directors and executive officers with their reporting and other obligations under the Federal securities laws, this Policy requires that, subject to limited exceptions set forth below, Designated Persons (as defined below) must pre-clear each transaction that they desire to carry out (directly or indirectly) in the Company's securities.

Designated Person(s)

A "Designated Person" means the following people:

•All directors and ••executive officers" of the Company under Section 16 of the Securities Exchange Act of 1934, as amended ('"Section 16" and such individuals being "Section 16 Persons," respectively).

•All individuals who occupy the positions specified on the '"Designated Person Identification List" maintained by the Company's Chief Legal Officer. These are positions within the Company or its subsidiaries that are more likely to have access to material non-public information (e.g., positions of senior management or within the finance and accounting group at the Company). The Designated Person List will be amended from time to time by the Chief Legal Officer as new businesses are added or divested, as the Company grows, and as titles and responsibilities change. A current copy of the Designated Person List is available to the individuals subject to this Policy by contacting the Chief Legal Officer, and individuals on the Designated Person List will be notified in writing from time to time by the Chief Legal Officer as being included on that List.

•The Company's Chief Legal Officer may designate additional individuals as a Designated Person on a temporary or permanent basis if the Chief Legal Officer determines that the circumstances so warrant. (This may occur, for example, while the Company is pursuing or negotiating an important acquisition or transaction, and the Chief Legal Officer believes that it is prudent to deem additional corporate employees as being Designated Persons until the acquisition or transaction is announced publicly.)

A request by a Designated Person for pre-clearance must be submitted to the Company's Chief Legal Officer. A request by a Designated Person for pre-clearance should be submitted at least two business days in advance of the proposed transaction. The Chief Legal Officer is under no obligation to approve a trade or other transaction submitted for pre-clearance and may determine not to permit the trade or other transaction. Clearance of a transaction is valid only for 48 hours. Only Designated Persons are subject to this pre-clearance requirement. A request by the Chief Legal Officer for pre-clearance must be submitted to the Company's Chief Executive Officer or Chief Financial Officer.

"Quiet" Periods

The Company's announcement of its quarterly financial results has the potential to have a material effect on the market for the Company's securities. Therefore, to avoid even the appearance of trading on the basis of material non-public information, Designated Persons who are subject to the pre-clearance procedure set forth above may not, except as expressly permitted under this Policy, carry out any transaction in the Company's securities during the period beginning on the 15th day of the last month of each quarter (March, June, September, December) and ending on the third business day following the release of the Company's earnings for that quarter.

"Open Window" Periods

Designated Persons will generally be permitted to trade in the Company's securities during "open window" periods that begin on the third business day following the release of the Company's earnings for that quarter and end 15 days later.

Event-Specific Quiet Periods

The Company reserves the right to close any open window period at any time if the Chief Legal Officer determines, in his or her sole discretion, that there may be material non-public information with respect to the Company. If the Company closes an open window, it will not pre clear any transaction that is not expressly permitted by this Policy during the period that such open window is closed.

The Company may on occasion issue interim earnings guidance or other potentially material information by means of a press release, Current Report on Form 8-K, or other means designed to achieve widespread dissemination of the information. Designated Persons should anticipate that trading will be prohibited while the Company is in the process of assembling the information to be released and until the information has been released and absorbed by the market.

From time to time, an event may occur that is material to the Company and is known by only a few directors, executives, or other employees. So long as the event remains material and non-public, the persons who are aware of the event, as well as all Designated Persons, may not trade in the Company's securities.

The existence of an event-specific quiet period will not be announced, other than to those who are aware of the event giving rise to the quiet period. If, however, a person whose trades are subject to the pre-clearance requirements set forth above desires to effect a transaction during an event-specific quiet period, the Chief Legal Officer may refuse to grant permission to carry out the transaction and will have no obligation to disclose to the person the reason for the refusal or the reason for the event-specific quiet period. Any person who becomes aware of the existence of an event-specific quiet period shall not disclose the existence of the quiet period to any other person. The failure of the Chief Legal Officer to inform a person that they are subject to an event-specific quiet period will not relieve that person of the obligation not to trade while aware of material non public information.

Even if a quiet period is not in effect, no matter your status or role in the Company, you may not trade in Company securities if you are aware of material non-public information about the Company.

Hardship Exceptions

A Designated Person subject to a quiet period who has an unexpected and urgent need to sell Company stock in order to generate cash may, in appropriate circumstances, be permitted to sell Company stock during a quiet period. Hardship exceptions may be granted only by the Chief Legal Officer and must be requested at least two business days in advance of the proposed trade. A hardship exception may be granted only if the Chief Legal Officer concludes that no circumstances exist that make, or appear to make, the trade improper.

Special Considerations Applicable to Directors and Executive Officers of the Company Directors and executive officers of the Company are reminded that:

•they are generally required to report any change in their beneficial ownership of the Company's securities to the SEC within two business days after that change occurs;

•they may not engage in any open market sale of the Company's securities within six months before or after they have purchased any securities of the Company in the open market (and conversely, they may not engage in any open market purchase within six months before or after any sale); and

•they are required to effect any sale of the Company's securities in accordance with Rule 144 under the Securities Act of 1933 ("Rule 144").

Executive officers and directors should consult with the Chief Legal Officer to assure compliance with this Policy and applicable law.

Scope of this Policy

Which Individuals are Covered?

This Policy applies to any director, officer, or employee of the Company and any of its affiliates. The same restrictions that apply to you, also apply to your family members who reside with you, anyone else who lives in your household, and any family members who do not live in your household, but whose transactions in Company securities are directed by you or are subject to your influence or control (such as parents or children who consult with you before they trade in Company securities). You are responsible for making sure that the purchase or sale of any security covered by this Policy by any such person complies with this Policy. This Policy also applies to any entities that you control, including any corporations, partnerships, or trusts, and transactions establishing the plan does not exercise any influence over the amount  of securities  to be traded, the price at which they are to be traded or the timing of trading. The l_0b_5-1 Plan must _eithe specify (including by formula) the amount, pricing, and tlmmg of transact10ns m advance or delegate discretion on those matters to an independent third party.

The Company requires that all 10b5-l Plans be approved in advance by the Chief Legal Officer. 10b5-l Plans generally may not be adopted during a quiet period and may only be adopted at a time when the person adopting the plan is not aware of material non-public information.

•Certain Non-Market Transactions. This Policy does not apply to gifts, trust transfers, and other non-sale transfers by a director or an employee provided that any such gifts, trust transfers, and other non-sale transfers by Designated Persons are subject to the pre-clearance policy described above.

•Any transaction specifically approved in writing in advance by the Company's Chief Legal Officer, Chief Financial Officer or, in their absence or unavailability, Chief Executive Officer.

What Is "Material" Information?

Information is considered to be material if either: (a) there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, hold, or sell a security; or (b) a reasonable investor would view the disclosure of the information as altering the total mix of publicly available information with respect to the security or the issuer of the security.

Any information that could reasonably be expected to affect the price of the security, whether positively or negatively, is considered material. The determination as to whether a particular item of information is material is often determined with the benefit of 20/20 hindsight. This makes it extremely important to determine whether that item of information would fall within the foregoing standards before engaging in any trading.

While it is not possible to define all categories of material information, examples of information that are generally considered to be material include:

•periodic results of operations prior to their release and dissemination to the public;

•projections of future earnings or losses that have not been publicly disclosed;

•changes in earnings guidance that have not been publicly disclosed;

•earnings, prior to disclosure, that are inconsistent with the consensus expectations of the investment community;

•a significant pending or proposed merger, acquisition, or tender offer or an acquisition or disposition of significant assets;

•a significant change in management;

•a significant restructuring or reduction in work force;

•major events regarding the Company's securities, including the declaration of a stock split, dividend, or stock repurchase program, or the offering of additional securities;

•severe financial liquidity problems or impending bankruptcy;

•actual or threatened major litigation, governmental actions or investigations, or the resolution of such litigation, actions, or investigations;

•new major contracts, customers, strategic relationships, or sources of financing, or the loss thereof; and

•significant changes or developments in the Company's services and/or business framework.

Both positive and negative information can be material. Because trading that receives scrutiny will be evaluated after the fact with the benefit of hindsight, questions concerning the materiality of particular information should be resolved in favor of materiality, and trading should be avoided.

What is "Non-Public" Information?

Non-public information is information that is not generally known or available to the public. One common misconception is that material information loses its "non-public" status as soon as a press release is issued disclosing the information. In fact, information is considered to be available to the public only when it has been broadly released to the marketplace (such as by a press release or an SEC filing) and the investing public has had time to absorb the informati.on. As a general rule, in order to provide adequate time for its dissemination, the Company considers information to be non-public until the end of the second full trading day after it is released to the public. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific material non-public information.

You are not authorized to disclose material non-public information for the purpose of enabling someone to trade in the Company's securities or in the securities of any other company.

Other Prohibited and Limited Transactions

The Company considers it improper and inappropriate for those employed by or associated with the Company to engage in short-term or speculative transactions in the Company's securities or in other transactions in the Company's securities that may lead to inadvertent violations of the insider trading laws. Accordingly, your trading in Company securities is subject to the following additional guidance:

•Hedging Transactions. It is it inappropriate for any director or employee to hedge or monetize transactions to lock in the value of his/her Company stock holdings. Such transactions, because they allow the holder to own Company securities without the full risks and rewards of ownership, potentially separate the holder's interests from those of other Company stockholders. Company directors and employees may not engage in any derivative transactions of Company securities, including put options, call options, prepaid variable contracts, equity swaps, collars, or exchange funds. Derivative Transactions. Directors and employees may not engage in any deriv tive ansactions of Company securities, including put options, call options, prepaid vanable contracts, equity swaps, collars, or exchange funds.

•Short Sales. No directors or employees may engage in any transaction in which they may profit from short-tenn speculative swings in the value of Company shares. This includes engaging in "short sales" (selling borrowed securities that the seller hopes can be purchased at a lower price in the future).

•Margin Accounts and Pledges. Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer's consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor possesses material non-public infonnation or otheiwise is not permitted to trade in Company securities (i.e., during a quiet period for Designated Persons as described above), then Designated Persons may not hold Company securities in a margin account. No directors or employees of the company may pledge Company securities as collateral for margin and other loans.

•Standing and Limit Orders. Standing orders should only be used for a very brief period of time. Standing orders are defined to include any order that is not an order to buy or sell a security at the current market price and include, among others, limit orders, stop-loss orders and orders that are good until cancelled. A standing order placed with a broker to sell or purchase stock at a specified price leaves you with no control over the timing of the transaction and may be executed by the broker when you are actually aware of material non-public information and the broker's transaction may cause you to have engaged in unlawful insider trading. Unless standing or limit orders are submitted under Company-approved Rule 10b5-1 Plans, if a Designated Person determines that they must use a standing or limit order, the order should be limited to short duration and should otherwise comply with the trading restrictions and procedures outlined in this Policy.

Post-Termination Transactions

This Policy continues to apply to your transactions in Company securities even after you have terminated your employment or other services to the Company or a subsidiary or affiliate.

Accordingly, if you are aware of material non-public information when your employment or service relationship terminates, you may not trade in Company securities until the Company has disseminated that information to the public or that information has otheiwise ceased to be material.

Directors and executive officers are reminded that:

•Any sale of the Company's common stock that they make within a period of three months after they cease to be a director or executive officer or other affiliate of the Company must be carried out in compliance with Rule 144; and

•Purchases and sales of the Company's securities that they carry out within six months after they cease to be a director or executive officer or other affiliate of the Company may be subject to the reporting requirements of Section 16(a) of the Securities Exchange Act and the short-swing trading prohibitions of Section 16(b) of that Act.

Potential Penalties for Noncompliance

Penalties for trading on or communicating material non-public information can be severe, and may include jail terms, criminal fines, civil penalties, and civil enforcement injunctions.

Company Sanctions. Failure to comply with this Policy is inconsistent with the requirements of the Company's Code of Business Conduct and may therefore subject you to Company-imposed disciplinary action, up to and including possible termination of employment without further notice or warning, whether or not your failure to comply with this Policy results in a violation of law. The Company may also seek reimbursement for any fines, fees, or expenses from an individual director, officer, or employee incurred by the Company as a result of any noncompliance by that individual director, officer, or employee.

Civil and Criminal Penalties. Potential penalties for insider trading violations that have been imposed by law include substantial jail term and fines up to several times the amount of profits gained or losses avoided.

Unauthorized Disclosure

Maintaining the confidentiality of Company information is essential for competitive, security, and other business reasons, as well as to comply with securities laws. You should treat all information you learn about the Company or its business plans in connection with your employment as confidential and proprietary to the Company. Inadvertent disclosure of confidential information or inside information may expose you and the Company to significant risk of investigation and litigation.

The timing and nature of the Company's disclosure of material information to outsiders is subject to the Company's discretion and to legal rules, the breach of which could result in substantial liability to you, the Company and its management. Accordingly, it is important that responses to inquiries about the Company by the press, investment analysts, or others in the financial community be made on the Company's behalf only through authorized individuals.

Personal Responsibility

The ultimate responsibility for adhering to this Policy and avoiding improper trading rests with you. If you violate this Policy, the Company may take disciplinary actions, including those discussed above.

Company Assistance

Your compliance with this Policy is of the utmost importance both for you and for the Company. This Policy is available on the Company's website. If you have any questions about this Policy or its application to any proposed transaction, you can obtain additional guidance and training from the Company's Chief Legal Officer. Do not try to resolve uncertainties on your own.

The rules for insider trading are often complex, not always intuitive, and carry severe consequences.

Frequently Asked Questions

If you have questions or concerns about this Policy, please contact the Chief Legal Officer. This section of the Policy is presented in question and answer format and is divided between "Non Designated Persons" (those who are not Designated Persons) and Designated Persons.

1.	Non-Designated Persons.

When may Non-Designated Persons buy or sell Company shares?

Non-Designated Persons may buy or sell Company shares at any time (irrespective of any quiet period), unless: (1) the person possesses material non-public information about the Company or its subsidiaries; or (2) the trade is prohibited by law.

When may Non-Designated Persons exercise options for Company shares?

Non-Designated Persons may exercise their options at any time, and all exercises are subject to the terms of applicable equity incentive plans of the Company and the terms of an individual's option grant agreement.

How does the possession of material non-public information affect Non-Designated Persons regarding option exercises?

Non-Designated Persons may exercise options even if they possess material non-public information about the Company or its subsidiaries; however, they may not sell any of the shares that they acquire if and while they possess material non-public information about the Company or its subsidiaries. This includes selling shares to cover the exercise or strike price or to pay taxes associated with the exercise.

Therefore, as a practical matter, the only way that Non-Designated Persons may exercise options while in possession of material non-public information about the Company or its subsidiaries is when they pay the exercise price and taxes in cash. In that case, they cannot sell the acquired option shares and must retain the acquired option shares until they no longer possess material non-public information about the Company or its subsidiaries.

If a Non-Designated Person leaves the Company will he or she still be bound by the restrictions of this Policy?

No. However, applicable law will still restrict such person's ability to purchase or sell Company securities while in possession of material non-public information about the Company, and it is incumbent on such person to comply with such laws.

2.	Designated Persons.

When may Designated Persons buy or sell Company shares?

Other than purchases or sales made under a validly adopted 10b5-l Plan (defined below), Designated Persons may buy or sell Company shares only when the Company is not in a quiet period or an event-specific quiet period and during an open window. But even during an open window period, Designated Persons may not buy or sell Company shares if: (1) they possess material non-public information about the Company or its subsidiaries; or (2) the trade is prohibited by law.

In addition, if a Designated Person is a Section 16 Person, he or she may not buy or sell the Company shares unless the trade is pre-cleared by the Company's Chief Legal Officer, Chief Financial Officer, or in their absence, Chief Executive Officer. If a Designated Person has any questions about whether he or she is a Section 16 Person, please contact the Company's Chief Legal Officer.

What about transactions made pursuant to a 10b5-J Plan?

If a Designated Person adopts a valid 10bS-1 plan, he or she may buy or sell Company shares pursuant to such 10bS-1 plan without regard to the existence of an open window or his or her possession of material non-public information at the time of the trade. All 10bS-1 plans and the structure, initiation, operation, amendment and termination thereof must {i) comply with applicable law and Company's internal policies governing such plans and (ii) be approved in writing by the Chief Legal Officer. The Chief Legal Officer shall be entitled to enact, modify and terminate Company's internal policies governing 10b5-l Plans.

Even if a Designated Person adopts a 10b5-1 plan, if he or she is a director or a Section 16 Person, he or she must still comply with the short-swing trading liability and reporting obligations under Section 16 (i.e., the timely filing of Forms 3, 4 and 5 with the SEC) and Rule 144 of the Securities Act of 1933, as amended.

When may Designated Persons exercise options for Company shares?

Designated Persons may exercise options during a quiet period or during an open window, as provided for below.

During a quiet period or an event-specific quiet period Designated Persons may exercise options during a quiet period or an event-specific quiet period, provided that they first clear the exercise with the Company's Chief Legal Officer, Chief Financial Officer, or in their absence or unavailability, Chief Executive Officer. However, they may not sell any Company shares in connection with the option exercise (e.g., to cover the exercise or strike price or to pay taxes) and they may not sell any Company shares that they obtain as a result of the exercise until a subsequent open window.

As a practical matter, therefore, the only way that Designated Persons may exercise stock options during a quiet period or an event-specific quiet period is when they pay the exercise price and taxes in cash. They must hold the shares that they obtain until a later open window, and any sale of these shares must be in accordance with the rules related to an Designated Person's purchase or sale of Company shares set forth above (i.e., without possessing material non-public information).

During an open window. Designated Persons may exercise stock options inside of an open window, and, as long no event-specific quiet period is imposed and they do not possess material non-public information about the Company or its subsidiaries, they may sell some or all of the shares that they acquire, including to cover the exercise or strike price or to pay taxes associated with the exercise. However, if Designated Persons do possess material non-public information about the Company or its subsidiaries, they may not sell any of the shares that they acquire. This includes selling shares to cover the exercise or strike price or to pay taxes associated with the exercise.

As a practical matter, therefore, the only way that Designated Persons may exercise options during an open window while in possession of material non-public information about the Company or its subsidiaries is when they pay the exercise price and taxes in cash. Even then, any subsequent sale of the acquired option shares must also be in accordance with the rules above related to a Designated Person's purchase or sale of Company shares set forth above (i.e., during an open window that has not been suspended in connection with an event-specific quiet period and without possessing material non-public information).

If a Designated Person leaves Company will he or she still be bound by the restrictions of this Policy?

No, and such person will no longer be considered a Designated Person. However, applicable laws will still restrict such person's ability to purchase or sell Company securities while in possession of material non-public information about the Company, and it is incumbent on such person to comply with such laws.

Do Section 16 Persons have special reporting obligations?

Yes. Section 16 imposes various reporting obligations and additional trading restrictions on Section 16 Persons. Section 16 Persons are responsible for understanding these obligations and restrictions. All trades in Company securities by directors and officers of the Company who are reporting persons under Section 16 of the Securities Exchange Act of 1934, as amended, must be reported in writing to the Chief Legal Officer immediately following the trade. The report must include the date of the trade, the number of shares purchased or sold and the per share price or prices at which the trade was made.

In addition, when Section 16 Persons derive profits from short-swing transactions transactions involving (i) a purchase and a sale or (ii) a sale and a purchase, within a six-month period-those profits belong to the Company pursuant to Section 16. In computing the amount of profit, the highest sale price and the lowest purchase price are matched, regardless of whether the same shares were traded or if the director or Section 16 Person suffered a net loss from trades within the period. The recovery of short-swing profits belongs to the Company and cannot be waived and. under certain circumstances, stockholders may bring these actions.

Moreover, under Section 16, Section 16 Persons may not sell any equity security of the Company (other than an exempted security) if they do not own the security (a "short sale") or if they fail to timely deliver a security that they do own.

APPROVAL AND ADOPTION

This Policy supersedes all prior insider trading policies of the Company. This Policy is effective as of its approval by the Company's Board of Directors on [), 2020. This Policy may be amended by resolution of the Company's Board of Directors, a majority of the independent directors thereof, or any other validly authorized committee or subcommittee thereof. Notwithstanding the foregoing, the Chief Legal Officer may, by written approval, grant waivers of this Policy to Designated Persons (other than to himself or herself) in specific instances, so long as such waivers do not purport to authorize an action prohibited by law. Any requirement under this Policy that approvals be given in writing may be made by electronic mail or other electronic transmission, provided that evidence thereof is maintained by the individuals to whom such approvals are granted.